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ARTICLES OF INCORPORATION
OF
STANDBY TAX-EXEMPT RESERVE FUND, INC.

ARTICLE I

THE UNDERSIGNED, Victoria D. Salhus, whose post office address is c/o Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, being at least eighteen years of age, does hereby act as an incorporator, under and by virtue of the Maryland General Corporation Law authorizing the formation of corporations.

ARTICLE II

NAME

The name of the Corporation is STANDBY TAX-EXEMPT RESERVE
FUND, INC.

ARTICLE III

PURPOSES AND POWERS The Corporation is formed for the following purposes:

(1) To conduct and carry on the business of an investment company.

(2) To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

(3) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

(4) To redeem, purchase or acquire in any other manner, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by these Articles of Incorporation.

(5) To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

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The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

ARTICLE IV

PRINCIPAL OFFICE AND RESIDENT AGENT

The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation V Trust Company Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Company Incorporated, a Maryland Corporation. The post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

ARTICLE V

CAPITAL STOCK

(1) The total number of shares of capital stock that the Corporation shall have authority to issue is one billion (1,000,000,000) shares, of the par value of one tenth of one cent ($.001) per share and of the aggregate par value of one million dollars ($1,000,000) all of which one billion (1,000,000,000) shares are designated Common Stock.

(2) Any fractional share shall carry proportionately the rights of a whole share including, without limitation, the right to vote and the right to receive dividends. A fractional share shall not, however, have the right to receive a certificate evidencing it.

(3) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation.

(4) No holder of stock of the Corporation by virtue of being such a holder shall have any right to purchase or subscribe for any shares of the Corporation's capital stock or any other security that the Corporation may issue or sell(whether out of the number of shares authorized by these Articles of Incorporation or out of any shares of the Corporations capital stock that the Corporation may acquire) other than a right that the Board of Directors in its discretion may determine to grant.
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(5) The Board of Directors shall have authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock. Subject to the provisions of Sections 6, 7 and 8 of this Article V and applicable law, the power of the Board of Directors to classify or reclassify any of the shares of capital stock shall include, without limitation, authority to classify or reclassify the stock into a class or not more than ten (10) classes of capital stock and to divide and classify shares of any class into one or more series of the class, by determining, fixing or altering one or more of the following:

(i) The distinctive designation of a class or series; provided that, unless otherwise prohibited by the terms of the class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of the class or series may be increased by the Board of Directors in connection with the classification or reclassification, and any shares of any class or series that have been redeemed, purchased or acquired in any other manner by the Corporation shall remain part of the authorized capital stock and be subject to classification and reclassification as provided herein.

(ii) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of the class or series.

(iii) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

(iv) The rights of the holders of shares of the class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation.

(v) Any other rights, restrictions, including restrictions on transferability, and qualifications of shares of the class or series, not inconsistent with law and these Articles of Incorporation.

(6) All consideration received by the Corporation for the issue or sale of stock of any class, together with all income, earnings, profits and proceeds
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thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of the proceeds in whatever form the same may be, shall irrevocably belong to the class of shares of stock with respect to which the assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of the proceeds in whatever form, are herein referred to as "assets belonging to" such class.

(7) In the event of the liquidation or dissolution of the Corporation, shareholders of each class shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular class of stock, the assets belonging to the class; and the assets so distributable to the stockholders of any class shall be distributed among the stockholders in proportion to the number of shares of the class held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class of stock and available for distribution, the distribution shall be made to the holders of stock of all classes in proportion to the asset value of the respective classes determined as hereinafter provided.

(8) The assets belonging to any class of stock shall be charged with the liabilities of the class, and shall also be charged with the class's share of the general liabilities of the Corporation, in proportion to the total net asset value of the respective classes before taking into account general liabilities, determined as hereinafter provided. The determination of the Board of Directors shall be conclusive (i) as to the amount of such liabilities, including the amount of accrued expenses and reserves; (ii) as to any allocation of the same to a given class; and (iii) whether the same, or general assets of the Corporation, are allocable to one or more classes. The liabilities so allocated to a class are herein referred to as "liabilities belonging to" the class.

(9) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a designated proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in these Articles of
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Incorporation.

ARTICLE VI

REDEMPTION

Each holder of shares of the Corporation's capital stock shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of the holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of the shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions of this Article VI, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption or postpone the date of payment of the redemption price in accordance with provisions of applicable law. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of capital stock of the Corporation (i) if the redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1954, as amended, or (ii) if the value of the shares in the account maintained by the Corporation or its transfer agent for any class of stock is less than $500 (five hundred dollars); provided, however, that a shareholder shall be notified that the value of his account is less than $500 (five hundred dollars) and shall be allowed 30 (thirty) days to make additional purchases of shares before the redemption is processed by the Corporation. The redemption price of shares of capital stock of the Corporation shall be net asset value as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less a redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at the time and in the manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist that make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets belonging or allocable to the class of the shares redemption of which is being sought, the value of which shall be determined as provided herein. The Board of Directors may establish procedures for redemption of shares.
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ARTICLE VII

BOARD OF DIRECTORS

(1) The number of directors constituting the Board of Directors shall be three, which number may be changed pursuant to the By-Laws of the Corporation. The name of the directors who shall act until the first annual meeting of shareholders or until their successors are duly chosen and qualified are:

Joseph M. Cohen

Arthur Cowen, Jr.

Stuart F. Goodman

(2) In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

(i) To make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws to the stockholders, and except as otherwise required by the Investment Company Act of 1940, as amended.

(ii) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or by the stockholders.

(iii) Without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

(iv) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed
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mortgages and liens upon the real or personal property of the Corporation.

(v) Notwithstanding anything in these Articles of Incorporation to the contrary, to establish in its absolute discretion the basis or method for determining the value of the assets belonging to any class, the value of the liabilities belonging to any class, and the net asset value of each share of any class of the Corporation's stock for purposes of sales, redemptions, repurchases of shares or otherwise.

(vi) To determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals as it shall determine; to declare dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of stockholders of the Corporation redeeming their entire ownership of shares of any class of the Corporation.

(vii) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, these Articles of Incorporation and the By-Laws of the Corporation.

(3) Any determination made in good faith, and in accordance with accepted accounting practices, if applicable, by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged or is
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then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, the determination of the net asset value of shares of any class of the Corporation's capital stock, or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation of the Corporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to its Articles of Incorporation, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in its Articles of Incorporation, of any outstanding stock.

IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.

Dated the 10th day of June, 1985.

/s/ Victoria D. Salhus, Incorporator